Exhibit 99.1

AppTech Payments Corp. Announces Pricing of $3.5 Million Registered Direct Offering

Carlsbad, CA, October 24, 2023 - AppTech Payments Corp. (Nasdaq: APCX) (the “Company” or “AppTech”), a pioneering Fintech company powering frictionless commerce between business to business and business to consumer, announced today that it has entered into a securities purchase agreement with a single institutional investor to purchase approximately $3.5 million of its common stock and warrants in a registered direct offering. The combined effective purchase price for each share of common stock and associated warrant to purchase one share of common stock will be $2.10.

Under the terms of the securities purchase agreement, AppTech has agreed to issue 1,666,667 shares of common stock and warrants to purchase up to 1,666,667 shares of the Company’s common stock from the date of issuance until the fifth anniversary of the issuance date for $2.74 per share, subject to adjustment for stock splits, reorganizations and recapitalization.

Titan Partners Group, a division of American Capital Partners, is acting as sole placement agent for the offering. The offering is expected to close on or about October 26, 2023, subject to the satisfaction of customary closing conditions.

The shares of common stock and warrants are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-265526) previously filed and declared effective by the Securities and Exchange Commission (SEC) on July 15, 2022. The offering of the shares of common stock and warrants will be made only by means of a prospectus supplement that forms a part of the registration statement.

Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Titan Partners Group, a division of American Capital Partners, 4 World Trade Center, 29th Floor, New York, NY 10007, by telephone at (929) 833-1246 or by email at info@titanpartnersgrp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AppTech Payments Corp.

AppTech Payments Corp. (Nasdaq: APCX) provides digital financial services for corporations, small and midsized enterprises (“SMEs”) and consumers through the Company’s scalable cloud-based platform architecture and infrastructure, coupled with our commerce experiences development and delivery model. AppTech maintains exclusive licensing and partnership agreements in addition to a full suite of patented technology capabilities. For more information, please visit apptechcorp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, the risks disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2022, and in the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Investor Relations Contact

Michael Kim/Brooks Hamilton

737-289-0835

APCX@mzgroup.us

www.mzgroup.us

AppTech Payments Corp.

info@apptechcorp.com

760-707-5959